Exhibit 10.5

                  AMENDMENT NO. 1 TO AFFILIATION AGREEMENT


     AMENDMENT NO. 1 dated as of October 22, 1999 to the Affiliation Agreement dated as of July 22, 1999 between Genentech, Inc. and Roche Holdings, Inc. (the "AFFILIATION AGREEMENT").

     The Affiliation Agreement is hereby amended as follows:

1. DEFINITIONS. Section 1.01 of the Affiliation Agreement is amended as follows:

     (1) The definitions of "Applicable Stock", "Repurchased Shares" and "Value" are deleted.

     (2) The definition of "Ownership Percentage" is amended and restated to read in its entirety as follows:

                    (i) "OWNERSHIP PERCENTAGE" means, at any time, the
             fraction, expressed as a percentage and rounded to the next highest thousandth of a percent, whose numerator is the number of shares of Common Stock owned by Roche and its affiliates and whose denominator is the number of shares of Common Stock outstanding (excluding any shares repurchased by the Company after the Offering that have not been re-issued by the Company).

2. COMMON STOCK REPURCHASE PROGRAM. Section 4.04(g) of the Affiliation Agreement is amended and restated in its entirety as follows:

                    (g) (1) The Company will adopt, implement as soon as
             practicable (but in any event prior to the time necessary to comply with its obligations set forth in this Section 4.04(g)) and maintain a comprehensive, long-term common stock repurchase program (the "COMMON STOCK REPURCHASE PROGRAM") for general corporate purposes.

                    (2) The Company agrees that, pursuant to the Common Stock
             Repurchase Program, prior to any issuance or sale of shares of Common Stock by the Company or any of its subsidiaries, it shall have repurchased a number of shares of Common Stock such that, immediately after such issuance, Roche's Ownership Percentage is at least equal to Roche's lowest Ownership Percentage at any time after the Offering but prior to such issuance; except that the Company and its subsidiaries may issue or sell shares of Common Stock up to an amount that would cause Roche's Ownership Percentage to be no more than two percentage points below Roche's Minimum Percentage.

                    (3) As long as Roche's Ownership Percentage is greater
             than 50%, the Company agrees that, pursuant to the Common Stock Repurchase Program, prior to the issuance or sale of shares of Common Stock by the Company or any of the subsidiaries, it shall have repurchased a number of shares of Common Stock such that, immediately after such issuance, Roche's Ownership Percentage is greater than 50%.

                    (4) Pursuant to the Common Stock Repurchase Program, upon
             Roche's written request, the Company will promptly (but in any event (i) if Roche's Ownership Percentage is less than or equal to 61% within 60 days and (ii) if Roche's Ownership Percentage is more than 61% within 6 months) repurchase the amount of shares of Common Stock specified by Roche in such written request, provided such amount shall be no greater than the amount required to cause Roche's Ownership Percentage to be not less than Roche's Minimum Percentage.

                    (5) Notwithstanding the foregoing, nothing in this
             Section 4.04(g) shall require the Company to take any action that would, in the Company's reasonable determination, adversely affect the Company's accounting for its stock option and employee stock purchase plans, and the parties shall cooperate to effect repurchases in a manner that will not have a substantial adverse economic impact on the Company. It is understood that any reduction in the Company's cash position as a result of such repurchases is not a "substantial adverse economic impact."

                    (6) Roche's Minimum Percentage means, at any time, the
             fraction, expressed as a percentage and rounded to the next highest thousandth of a percent, whose numerator is the lowest number of shares of Common Stock owned by Roche and its affiliates since the Offering and whose denominator is 127,298,588 (each of the numerator and the denominator to be adjusted for any share subdivision, share combination, share dividend, share exchange, reclassification, merger, consolidation or similar transaction or event).

3. NOTICE REQUIREMENTS. Section 4.04(h) of the Affiliation Agreement is amended and restated in its entirety as follows:

             (h)    The Company shall:

                         (i) provide to Roche at the end of each month, and
                    at such other times as Roche may request, information as to (A) the total number of shares of Common Stock repurchased by the Company in the last month and on a year-to-date basis, (B) the total number of shares of Common Stock previously issued to date, (C) the Company's current forecasts as to future issuances, (D) the calculation of Roche's Ownership Percentage and Roche's Minimum Percentage and (E) such other information as Roche may request in connection with Roche's ownership and tax consolidation objectives; and

                         (ii) notify Roche within one business day after the
                    date in any month in which the total number of shares of Common Stock issued by the Company in such month equals or exceeds 500,000.

4. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings given to them in the Affiliation Agreement. References in the Affiliation Agreement to the Affiliation Agreement or "this Agreement" and other similar references shall be deemed to refer to the Affiliation Agreement as amended hereby.

5. GOVERNING LAW; AMENDMENT; COUNTERPARTS. This Amendment shall be construed in accordance with and governed by the law of the State of Delaware. Except as expressly amended, modified and supplemented hereby, the provisions of the Affiliation Agreement are and shall remain in full force and effect. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                        GENENTECH, INC.



                                        By    /s/ STEPHEN G. JUELSGAARD
                                              -------------------------
                                        Name:  Stephen G. Juelsgaard
                                        Title: Senior Vice President,
                                               General Counsel and Secretary



                                        ROCHE HOLDINGS, INC.



                                        By    /s/ FRANZ B. HUMER
                                              -------------------------
                                        Name:  Franz B. Humer